EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2015 Financial Results

•	Net sales of $896 million

•	GAAP earnings per fully diluted share of $0.93

•	Cash and marketable securities of $1.8 billion, net cash of $1.5 billion

•	537MWdc of new bookings. Year-to-date bookings of 1.4GWdc

TEMPE, Ariz., Aug 4, 2015 - First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the second quarter of 2015. Net sales were $896 million in the quarter, an increase of $427 million from the first quarter of 2015. The increase in net sales from the prior quarter resulted from increased revenue recognition on the Silver State South project and the sale of majority interests in the North Star and Lost Hills-Blackwell projects.
The Company reported second quarter GAAP earnings per fully diluted share of $0.93, compared to a loss of ($0.62) in the prior quarter. The sequential increase in net income was due to higher systems project revenue, project cost improvements and a discrete tax benefit in the second quarter of approximately $42 million.
Cash and marketable securities at the end of the second quarter were approximately $1.8 billion, an increase of approximately $291 million compared to the prior quarter. The increase in cash and marketable securities during the quarter was due to receipts from the sale of majority interests in the North Star and Lost Hills-Blackwell projects as well as proceeds received in conjunction with the 8point3 Energy Partners IPO.
“We achieved significant financial and technological milestones this past quarter with the IPO of 8point3 Energy Partners and a new record module conversion efficiency of 18.6%,” said Jim Hughes, CEO of First Solar. “In combination with year-to-date bookings of 1.4GW and full year earnings guidance of over three dollars per share, we continue to execute across all elements of our business.”
The Company also provided guidance for 2015 as follows:

Guidance Range
Net Sales	$3.5B to $3.6B
Gross Margin %	21% to 22%
Operating Expenses	$415M to $425M
Operating Income	$330M to $370M
Effective Tax Rate[1]	2% to 5%
Earnings per Share[1,4]	$3.30 to $3.60
Net Cash Balance[2]	$1.2B to $1.4B
Capital Expenditures	$175M to $200M
Working Capital[3]	$1.1B to $1.3B
Shipments	2.8GW to 2.9GW
1.Includes $42 million benefit from discrete tax item in Q2 2015
2.Cash & Marketable securities less debt at end of 2015
3.Expected increase in working capital from December 31, 2014
4.Includes $0.16 of equity in earnings, primarily related to ownership interest in 8point3

www.firstsolar.com

First Solar has scheduled a conference call for today, August 4, 2015 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call is available at http://investor.firstsolar.com/events.cfm.
An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Monday, August 10, 2015 at 7:30 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 2733708. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.
About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.
For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs, warranties, solar module efficiency and balance of systems cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," "continue" and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: "Risk Factors," of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.
Contacts
First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com
First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,075,144	$1,482,054
Marketable securities	700,017	509,032
Accounts receivable trade, net	276,819	135,434
Accounts receivable, unbilled and retainage	70,367	76,971
Inventories	481,975	505,088
Balance of systems parts	94,360	125,083
Deferred project costs	73,739	29,354
Deferred tax assets, net	77,709	91,565
Notes receivable, affiliate	43,345	12,487
Prepaid expenses and other current assets	262,731	202,151
Total current assets	3,156,206	3,169,219
Property, plant and equipment, net	1,356,231	1,419,988
PV solar power systems, net	43,233	46,393
Project assets and deferred project costs	1,060,780	810,348
Deferred tax assets, net	262,389	222,326
Restricted cash and investments	377,401	407,053
Investments in unconsolidated affiliates and joint ventures	153,508	255,029
Goodwill	84,985	84,985
Other intangibles, net	115,454	119,236
Inventories	108,558	115,617
Note receivable, affiliate	9,852	9,127
Other assets	75,208	61,670
Total assets	$6,803,805	$6,720,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$273,280	$214,656
Income taxes payable	4,771	1,727
Accrued expenses	367,354	388,156
Current portion of long-term debt	41,898	51,399
Billings in excess of costs and estimated earnings	168,587	195,346
Payments and billings for deferred project costs	—	60,591
Other current liabilities	58,217	88,702
Total current liabilities	914,107	1,000,577
Accrued solar module collection and recycling liability	240,972	246,307
Long-term debt	257,787	162,074
Other liabilities	349,469	284,546
Total liabilities	1,762,335	1,693,504
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 100,891,055 and 100,288,942 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	101	100
Additional paid-in capital	2,716,493	2,697,558
Accumulated earnings	2,311,888	2,279,689
Accumulated other comprehensive income	12,988	50,140
Total stockholders’ equity	5,041,470	5,027,487
Total liabilities and stockholders’ equity	$6,803,805	$6,720,991

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$896,217	$544,353	$1,365,426	$1,494,511
Cost of sales	731,734	451,628	1,161,962	1,165,075
Gross profit	164,483	92,725	203,464	329,436
Operating expenses:
Research and development	29,479	32,659	64,235	71,432
Selling, general and administrative	70,901	57,667	138,589	116,331
Production start-up	6,970	491	13,620	491
Total operating expenses	107,350	90,817	216,444	188,254
Operating income (loss)	57,133	1,908	(12,980)	141,182
Foreign currency (loss) gain, net	(2,352)	21	(3,948)	(558)
Interest income	6,058	4,533	11,122	8,854
Interest expense, net	(826)	(930)	(1,020)	(1,340)
Other expense, net	(792)	(1,166)	(2,051)	(2,940)
Income (loss) before taxes and equity in earnings of unconsolidated affiliates	59,221	4,366	(8,877)	145,198
Income tax benefit (expense)	33,340	2,166	39,320	(26,687)
Equity in earnings (loss) of unconsolidated affiliates, net of tax	1,929	(2,004)	1,755	(1,976)
Net income	$94,490	$4,528	$32,198	$116,535
Net income per share:
Basic	$0.94	$0.05	$0.32	$1.17
Diluted	$0.93	$0.04	$0.32	$1.14
Weighted-average number of shares used in per share calculations:
Basic	100,852	100,148	100,615	99,871
Diluted	101,607	101,814	101,631	101,820

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